================================================================================




                                  L-P SPV2, LLC



                                 $348,634,048.00




          $69,700,000.00 6.78% Series A Senior Notes due June 30, 2006

          $36,538,274.56 6.83% Series B Senior Notes due June 30, 2008

          $96,467,202.00 6.95% Series C Senior Notes due June 30, 2010

          $40,000,000.00 7.13% Series D Senior Notes due June 30, 2013

          $22,000,000.00 7.33% Series E Senior Notes due June 30, 2018

          $17,000,000.00 6.98% Series F Senior Notes due June 30, 2008

          $16,928,571.44 7.10% Series G Senior Notes due June 30, 2010

          $50,000,000.00 7.25% Series H Senior Notes due June 30, 2013



                                     -------


                             NOTE PURCHASE AGREEMENT


                                     -------


                               Dated June 30, 1998




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


                                TABLE OF CONTENTS

Section                                                                                      Page
-------                                                                                      ----

1. AUTHORIZATION OF NOTES.......................................................................1
2. SALE AND PURCHASE OF NOTES...................................................................2
3. CLOSING......................................................................................2
4. CONDITIONS TO CLOSING........................................................................2
        4.1. Representations and Warranties.....................................................3
        4.2. Performance; No Default............................................................3
        4.3. Compliance Certificates............................................................3
        4.4. Opinions of Counsel................................................................3
        4.5. Purchase Permitted By Applicable Law, etc..........................................3
        4.6. Sale of Other Notes................................................................4
        4.7. Payment of Special Counsel Fees....................................................4
        4.8. Private Placement Number...........................................................4
        4.9. Execution of Collateral Documents and Delivery of Simpson Notes....................4
        4.10. LP Timberlands Purchase Agreement.................................................5
        4.11. Proceedings and Documents.........................................................5
        4.12. Funding of Restricted Deposit Account.............................................5
5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR AND THE
        COMPANY.................................................................................5
        5.1. Organization; Power and Authority..................................................5
        5.2. Authorization, etc.................................................................6
        5.3. Disclosure.........................................................................6
        5.4. Subsidiaries.......................................................................6
        5.5. Financial Statements...............................................................7
        5.6. Compliance with Laws, Other Instruments, etc.......................................7
        5.7. Governmental Authorizations, etc...................................................7
        5.8. Litigation.........................................................................7
        5.9. Compliance with ERISA..............................................................8
        5.10. Private Offering by the Company...................................................8
        5.11. Use of Proceeds; Margin Regulations...............................................8
        5.12. Existing Business and Indebtedness; Future Liens..................................8
        5.13. No Event of Default...............................................................9
        5.14. Representations as to L-P Redwood.................................................9
6. REPRESENTATIONS OF THE PURCHASER.............................................................9
        6.1. Purchase for Investment............................................................9
        6.2. Source of Funds....................................................................9
        6.3. Investment Company Representation.................................................11
7. INFORMATION.................................................................................11
        7.1. Financial and Business Information................................................11

                                       i


        7.2. Officer's Certificate.............................................................13
        7.3. Inspection........................................................................13
8. PREPAYMENT OF THE NOTES.....................................................................14
        8.1. Mandatory Prepayments with Make-Whole Amount......................................14
        8.2. Optional Prepayments with Make-Whole Amount.......................................14
        8.3. Allocation of Partial Prepayments.................................................14
        8.4. Maturity; Surrender, etc..........................................................15
        8.5. Purchase of Notes.................................................................15
        8.6. Make-Whole Amount.................................................................15
9. AFFIRMATIVE COVENANTS OF THE COMPANY........................................................16
        9.1. Compliance with Law...............................................................16
        9.2. Payment of Taxes and Claims.......................................................17
        9.3. Corporate Existence, etc..........................................................17
10. NEGATIVE COVENANTS OF THE COMPANY..........................................................17
        10.1. Transactions with Affiliates.....................................................17
        10.2. Mergers, Consolidations, etc.....................................................17
        10.3. Limitation on Liens..............................................................17
        10.4. Transfer of Simpson Notes........................................................18
        10.5. Business Activities..............................................................18
        10.6. Indebtedness.....................................................................18
        10.7. Subsidiaries; Structure..........................................................18
11. EVENTS OF DEFAULT..........................................................................18
12. REMEDIES ON DEFAULT, ETC...................................................................20
        12.1. Acceleration.....................................................................20
        12.2. Other Remedies...................................................................21
        12.3. Rescission.......................................................................21
        12.4. No Waivers or Election of Remedies, Expenses, etc................................22
13. REGISTRATION; EXCHANGE AND RESTRICTIONS ON TRANSFER;
        SUBSTITUTION OF NOTES..................................................................22
        13.1. Registration of Notes............................................................22
        13.2. Transfer and Exchange of Notes...................................................22
        13.3. Replacement of Notes.............................................................23
14. PAYMENTS ON NOTES..........................................................................24
        14.1. Place of Payment.................................................................24
        14.2. Home Office Payment..............................................................24
15. EXPENSES, ETC..............................................................................24
        15.1. Transaction Expenses.............................................................24
        15.2. Survival.........................................................................25
16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
        AGREEMENT..............................................................................25

                                       ii

17. AMENDMENT AND WAIVER.......................................................................25
        17.1. Requirements.....................................................................25
        17.2. Solicitation of Holders of Notes.................................................26
        17.3. Binding Effect, etc..............................................................26
        17.4. Notes held by Company, Guarantor, etc............................................26
18. NOTICES....................................................................................26
19. REPRODUCTION OF DOCUMENTS..................................................................27
20. CONFIDENTIAL INFORMATION...................................................................27
21. SUBSTITUTION OF PURCHASER..................................................................28
22. PARENT GUARANTY; PAYMENT OF EXPENSES, ETC..................................................29
23. MISCELLANEOUS..............................................................................32
        23.1. Successors and Assigns...........................................................32
        23.2. Payments Due on Non-Business Days................................................32
        23.3. Severability.....................................................................32
        23.4. Construction.....................................................................32
        23.5. Counterparts.....................................................................32
        23.6. Governing Law....................................................................33


     Schedules and Exhibits
     ----------------------

     SCHEDULE A            --   INFORMATION RELATING TO PURCHASERS

     SCHEDULE B            --   DEFINED TERMS

     SCHEDULE 5.3          --   Disclosure Materials

     EXHIBIT 1-A           --   Form of 6.78% Series A Senior Note due June 30, 2006

     EXHIBIT 1-B           --   Form of 6.83% Series B Senior Note due June 30, 2008

     EXHIBIT 1-C           --   Form of 6.95% Series C Senior Note due June 30, 2010

     EXHIBIT 1-D           --   Form of 7.13% Series D Senior Note due June 30, 2013

     EXHIBIT 1-E           --   Form of 7.33% Series E Senior Note due June 30, 2018

     EXHIBIT 1-F           --   Form of 6.98% Series F Senior Note due June 30, 2008

     EXHIBIT 1-G           --   Form of 7.10% Series G Senior Note due June 30, 2010

     EXHIBIT 1-H           --   Form of 7.25% Series H Senior Note due June 30, 2013

     EXHIBIT 4.4(a)(i)     --   Matters to Be Covered in Opinion of Counsel to the Company
                                and the Guarantor

     EXHIBIT 4.4(a)(ii)    --   Matters to Be Covered in Opinion of General Counsel to the
                                Company and the Guarantor

     EXHIBIT 4.4(b)        --   Form of Opinion of Special Counsel for the Purchasers

     EXHIBIT A             --   Form of Collateral Agency Agreement

     EXHIBIT B             --   Form of Pledge Agreement

     EXHIBIT C             --   Form of Simpson Note Assignment


Signature pages relating to Purchasers, Schedules 5A and 5.3 and Exhibits have been omitted and will be provided supplementally to the Securities and Exchange Commission upon request.

                                  L-P SPV2, LLC
                                   Suite 4300
                               111 SW Fifth Avenue
                             Portland, Oregon 97204

                                 $348,634,048.00


                  6.78% Series A Senior Notes due June 30, 2006 6.83% Series B Senior Notes due June 30, 2008 6.95% Series C Senior Notes due June 30, 2010 7.13% Series D Senior Notes due June 30, 2013 7.33% Series E Senior Notes due June 30, 2018 6.98% Series F Senior Notes due June 30, 2008 7.10% Series G Senior Notes due June 30, 2010 7.25% Series H Senior Notes due June 30, 2013


                                                                   June 30, 1998


TO THE PURCHASERS LISTED IN
        THE ATTACHED SCHEDULE A:


Ladies and Gentlemen:

               L-P  SPV2,  LLC,  a  Delaware  limited   liability  company  (the
"COMPANY"), and Louisiana-Pacific Corporation, a Delaware corporation (the "GUARANTOR"), agree with you as follows:

1.      AUTHORIZATION OF NOTES.

               The Company will authorize the issue and sale of $348,634,048.00 aggregate principal amount of its Senior Notes consisting of $69,700,000 6.78% Series A Senior Notes due June 30, 2006, $36,538,274.56 6.83% Series B Senior Notes due June 30, 2008, $96,467,202.00 6.95% Series C Senior Notes due June 30, 2010, $40,000,000 7.13% Series D Senior Notes due June 30, 2013, $22,000,000
7.33% Series E Senior Notes due June 30, 2018, $17,000,000 6.98% Series F Senior Notes due June 30, 2008, $16,928,571.44 7.10% Series G Senior Notes due June 30, 2010 and $50,000,000 Series H Senior Notes due June 30, 2013, (respectively, the "SERIES A NOTES", the "SERIES B NOTES", the "SERIES C NOTES", the "SERIES D NOTES", the "SERIES E NOTES", the "SERIES F NOTES", the "SERIES G NOTES" and the "SERIES H NOTES", and collectively the "NOTES", such terms to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined) and each such series of Notes being a "SERIES")). The Series A Notes shall be substantially in the form set out in Exhibit 1-A, the Series B Notes shall be substantially in the form set out in Exhibit 1-B, the Series C Notes shall be substantially in the form set out in Exhibit 1-C, the Series D Notes shall be substantially in the form set out in Exhibit 1-D, the Series E Notes shall be substantially in the form set out in Exhibit 1-E, the Series F Notes shall be substantially in the form set out in Exhibit 1-F, the Series G Notes shall be substantially in the form set out in Exhibit 1-G, and the Series H Notes shall be substantially in the form set out in Exhibit 1-H in each case with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.      SALE AND PURCHASE OF NOTES.

               Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in one or more Series in the principal amounts specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical to this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.      CLOSING.

               The sale and purchase of the Notes to be purchased by you shall occur at the offices of O'Melveny & Myers LLP, 275 Battery Street, San
Francisco, California 94111 at 8:00 a.m., Pacific time, at a closing (the "CLOSING") on June 30, 1998 or on such other Business Day as may be agreed upon by the Company and you. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note for each Series (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 12333-28133 at Bank of America N.T. & S.A., Concord, California, ABA Routing No. 121000358, Beneficiary: L-P SPV2, LLC. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.      CONDITIONS TO CLOSING.

               Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.    REPRESENTATIONS AND WARRANTIES.

               The representations and warranties of the Guarantor and the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.    PERFORMANCE; NO DEFAULT.

               Each of the Guarantor and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes to be issued at the Closing (and the application of the proceeds thereof as contemplated in Section 5.11) no Default or Event of Default shall have occurred and be continuing. The Company shall not have entered into any transaction since the date of its formation that would have been prohibited by Section 10 hereof had such Section 10 applied since such date.

4.3.    COMPLIANCE CERTIFICATES.

               (a) Officer's Certificate. The Guarantor and the Company shall each have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and that the transactions contemplated by the LP Timberlands Purchase Agreement have been consummated.

               (b) Secretary's Certificate. The Guarantor, L-P Redwood and the Company shall each have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement, the Collateral Documents and the Simpson Note Documents, as applicable.

4.4.    OPINIONS OF COUNSEL.

               You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Orrick, Herrington & Sutcliffe LLP and Gary C. Wilkerson, counsel and general counsel, respectively, for the Guarantor and the Company, in the form of in Exhibit 4.4(a)(i) and
Exhibit 4.4(b)(ii), respectively, and matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Guarantor and the Company hereby instruct their counsel to deliver such opinion to you), (b) from O'Melveny & Myers LLP, your special counsel in connection with such transactions, in the form of Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request and (c) from Pillsbury, Madison & Sutro and Joseph R. Breed, counsel and general counsel, respectively, for SIC and STC, in the form of Exhibit 4.4(a) and Exhibit 4.4(b), respectively, to the Simpson Note Agreement and dated as of the date of the Simpson Note Agreement, which opinion may be the same opinion delivered to L-P Redwood upon the issuance of the Simpson Notes so long as such opinion includes provisions allowing you to rely thereon.

4.5.    PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

               On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions

(such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.    SALE OF OTHER NOTES.

               Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.    PAYMENT OF SPECIAL COUNSEL FEES.

               Without limiting the provisions of Section 15.1, STC and/or the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to STC and/or the Company at least one Business Day prior to the Closing.

4.8.    PRIVATE PLACEMENT NUMBER.

               A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

4.9.    EXECUTION OF COLLATERAL DOCUMENTS AND DELIVERY OF SIMPSON NOTES.

               (a) The Company and the Collateral Agent shall have executed and delivered the Pledge Agreement.

               (b) The Collateral Agent, you and each Other Purchaser shall have executed and delivered the Collateral Agency Agreement and the Company shall have acknowledged and agreed to the Collateral Agency Agreement.

               (c) STC, SIC and L-P Redwood shall have executed and delivered the Simpson Note Agreement and all conditions to the issuance of the Simpson Notes set forth in the Simpson Note Agreement shall have been satisfied. The Simpson Notes shall have been issued pursuant to the Simpson Note Agreement, and L-P Redwood shall have assigned the Simpson Notes to the Company pursuant to the Simpson Note Assignment. You shall have received copies of all of the documents executed and delivered in connection with the issuance of the Simpson Notes and the closing of the transactions contemplated by the Simpson Note Agreement.

               (d) The Simpson Notes shall have been registered and reissued in the name of, and delivered to, the Collateral Agent.

               (e) The Company shall have provided irrevocable written direction to STC and SIC (with copies thereof to you) to make payments in respect of the Simpson Notes to the Collateral Agent, as provided in Section 6(a) of the Pledge Agreement.

4.10.   LP TIMBERLANDS PURCHASE AGREEMENT.

               You shall have received a copy of the LP Timberlands Purchase Agreement and other principal documents related thereto and evidence reasonably satisfactory to you that the transactions contemplated by the LP Timberlands Purchase Agreement have been consummated.

4.11.   PROCEEDINGS AND DOCUMENTS.

               All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.12.   FUNDING OF RESTRICTED DEPOSIT ACCOUNT.

               The Company shall have deposited into the Restricted Deposit Account (as such term is defined in the Pledge Agreement) an amount equal to the total interest payable pursuant to the Notes for a period of one month.

5.      REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR AND THE COMPANY.

               Each of the Guarantor and the Company, jointly and severally, represents and warrants to you that:

5.1.    ORGANIZATION; POWER AND AUTHORITY.

               The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Guarantor and the Company has the corporate or limited liability company (as the case may be) power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the Collateral Documents and the Notes and to perform the provisions hereof and thereof, as applicable.

5.2.    AUTHORIZATION, ETC.

               This Agreement, the Other Agreements, the Collateral Documents and the Notes have been duly authorized by all necessary action on the part of the Company in accordance with its organizational documents, and this Agreement, the Other Agreements and the Collateral Documents to which the Guarantor is a party have been duly authorized by all necessary corporate action on the part of the Guarantor. This Agreement, the Other Agreements and the Collateral Documents constitute, and upon execution and delivery thereof each Note will constitute, the legal, valid and binding obligation of the Company, and this Agreement, the Other Agreements and the Collateral Documents to which the Guarantor is a party constitute the legal, valid and binding obligation of the Guarantor, in each case enforceable against the Company or the Guarantor, as the case may be, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.    DISCLOSURE.

               The Company, through its agent, BancAmerica Robertson Stephens, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated May 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of Guarantor and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum (as it relates to the Guarantor and its Subsidiaries, this Agreement and the Notes), the documents, certificates or other writings delivered to you by or on behalf of the Guarantor and the Company in connection with the transactions contemplated hereby and the financial statements referred to in
Section 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum (as it relates to the Guarantor and its Subsidiaries, this Agreement and the Notes) or as expressly described in
Schedule 5.3, since December 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Guarantor, the Company or any other Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Guarantor or to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Guarantor and the Company specifically for use in connection with the transactions contemplated hereby.

5.4.    SUBSIDIARIES.

               The Company has no Subsidiaries. The Company is an indirect Wholly-Owned Subsidiary of the Guarantor and a direct Wholly-Owned Subsidiary of L-P Redwood.

5.5.    FINANCIAL STATEMENTS.

               The financial statements of the Guarantor and its Subsidiaries contained in the Guarantor's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 (the "MOST RECENT QUARTERLY REPORT") and the Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "MOST RECENT ANNUAL REPORT") (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such reports and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods included except as set forth in the notes thereto (subject, in the case of the Quarterly Report, to normal year-end adjustments).

5.6.    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

               The execution, delivery and performance by the Guarantor and the Company of this Agreement and the Collateral Documents and, as to the Company, the Notes will not, and the execution, delivery and performance by L-P Redwood of the Simpson Note Agreement and the Simpson Note Assignment did not and will not, (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor, L-P Redwood, the Company or any other Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, organizational documents, or any other agreement or instrument to which the Guarantor, L-P Redwood, the Company or any other Subsidiary is bound or by which the Guarantor, L-P Redwood, the Company or any other Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor, L-P Redwood, the Company or any other Subsidiary, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor, L-P Redwood, the Company or any other Subsidiary.

5.7.    GOVERNMENTAL AUTHORIZATIONS, ETC.

               No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or the Guarantor of this Agreement or the Collateral Documents or by the Company of the Notes. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority was required as of the date of the issuance of the Simpson Notes or as of the date hereof in connection with the execution, delivery or performance by L-P Redwood of the Simpson Note Agreement or the Simpson Note Assignment.

5.8.    LITIGATION.

               Except as disclosed in the Most Recent Quarterly Report and Most Recent Annual Report, there are no actions, suits or proceedings pending or, to the knowledge of the Guarantor or the Company, threatened against or affecting the Guarantor, L-P Redwood, the Company or any other Subsidiary or any property of the Guarantor, L-P Redwood, the Company or any other

Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Most Recent Quarterly Report and Most Recent Annual Report, there were, as of the date of issuance of the Simpson Notes, no actions, suits or proceedings pending or, to the knowledge of the Guarantor or the Company, threatened against or affecting L-P Redwood or any property of L-P Redwood in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.    COMPLIANCE WITH ERISA.

               The execution and delivery of this Agreement and the Collateral Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Guarantor and the Company in the first sentence of this Section 5.9 is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.10.   PRIVATE OFFERING BY THE COMPANY.

               Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 77 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.11.   USE OF PROCEEDS; MARGIN REGULATIONS.

               The Company will apply the proceeds of the sale of the Notes for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Guarantor or the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5.0% of the value of the consolidated assets of the Guarantor and its Subsidiaries and the Guarantor and its Subsidiaries do not have any present intention that margin stock will constitute more than 5.0% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

5.12.   EXISTING BUSINESS AND INDEBTEDNESS; FUTURE LIENS.

               (a) The Company has conducted no business activities and has no outstanding Indebtedness as of the date hereof.

               (b) The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any Lien not permitted by Section 10.3.

5.13.   NO EVENT OF DEFAULT.

               No event has occurred and is continuing or would result from the transactions contemplated hereby that constitutes or would constitute an Event of Default or Default.

5.14.   REPRESENTATIONS AS TO L-P REDWOOD

               L-P Redwood is (and was as of the date of issuance of the Simpson Notes): (i) a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) duly qualified as a foreign company and in good standing in each jurisdiction in which such qualification is (and was as of the date of issuance of the Simpson Notes) required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. L-P Redwood has (and had as of the date of issuance of the Simpson Notes, as applicable) the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Simpson Note Agreement and the Simpson Note Assignment and to perform the provisions thereof. Each of the Simpson Note Agreement and the Simpson Note Assignment has been duly authorized by all necessary limited liability company action on the part of L-P Redwood and duly executed and delivered by L-P Redwood, and constitutes a legal, valid and binding obligation of L-P Redwood, enforceable against L-P Redwood in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.      REPRESENTATIONS OF THE PURCHASER.

6.1.    PURCHASE FOR INVESTMENT.

               You represent that you are purchasing the Notes for your own account (or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds) and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.    SOURCE OF FUNDS.

               You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

               (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; for purposes of calculating the percentage limitation above, the amount of the reserves and liabilities for the general account contracts held by or on behalf of an employee benefit plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis; or

               (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

               (d)  the Source is a governmental plan; or

               (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

               (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

               If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph
(b), (c) or (e) above,  the

Company shall deliver on the date of Closing and, if it is legally able to do so, on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.


6.3. INVESTMENT COMPANY REPRESENTATION. You represent that you are a "qualified purchaser" as such term is used in Section 3(c)(7) of the Investment Company Act and defined in Section 2(a)(51) of the Investment Company Act. You further represent that you are not an "investment company" as such term is defined in
Section 3 of the Investment Company Act and that you are not relying on the exemptions set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act to make the foregoing representation.

7.      INFORMATION.

7.1.    FINANCIAL AND BUSINESS INFORMATION.

               The Guarantor shall deliver to each holder of Notes that is an Institutional Investor:

               (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                       (i) a consolidated balance sheet of the Guarantor and its
               Subsidiaries as at the end of such quarter, and

                       (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Guarantor's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

               (b) Annual Statements -- within 90 days after the end of each fiscal year of the Guarantor, duplicate copies of:

                       (i) a consolidated balance sheet of the Guarantor and its
               Subsidiaries, as at the end of such year, and

                       (ii)  consolidated   statements  of  income,  changes  in
               shareholders' equity and cash flows of the Guarantor and its Subsidiaries, for such year,

        setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                       (A) an opinion  thereon of independent  certified  public
               accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                       (B) a certificate of such  accountants  stating that they
               have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Guarantor's Annual Report on Form 10-K for such fiscal year (together with the Guarantor's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and
        Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

               (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Guarantor to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Guarantor with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Guarantor to the public concerning developments that are Material;

               (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Guarantor and/or the Company is taking or proposes to take with respect thereto;

               (e) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Guarantor, the Company or any other Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

               (f) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company and the Guarantor relating to the ability of the Company or the Guarantor to perform its obligations hereunder, under the Notes or under the Collateral Documents, as the case may be, as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by Rule 144A to be delivered to a prospective transferee of the Notes.

7.2.    OFFICER'S CERTIFICATE.

               Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer stating that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor, the Company and the Guarantor's other Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company and/or the Guarantor shall have taken or proposes to take with respect thereto.

7.3.    INSPECTION.

               If a Default or Event of Default then exists, the Guarantor and the Company shall permit the representatives of each holder of Notes that is an Institutional Investor, at the expense of the Company, to visit and inspect any offices or properties of the Company and/or the Guarantor, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each of the Company and the Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Guarantor and the Company), all at such times and as often as may reasonably be requested.

8.      PREPAYMENT OF THE NOTES.

8.1.    MANDATORY PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

               In the event of a prepayment of any series of the Simpson Notes pursuant to Section 8 of the Simpson Note Agreement, the Company shall use all proceeds of such prepayment to immediately prepay the outstanding Notes of the Series corresponding to the series of the Simpson Notes so prepaid (to the extent that any amounts remain outstanding under the Notes of such Series), together with accrued interest thereon and the applicable Make-Whole Amount. Concurrently with such prepayment, the Company shall deliver to each holder of a Note of such Series a notice of such prepayment, which notice will set forth the principal amount of the Notes of such Series to be so prepaid, the amount of accrued interest thereon being paid and the Make-Whole Amount due in connection with such prepayment, setting forth the details of such computation. Any prepayment of the Simpson Notes required by Section 10.9 of the Simpson Note Agreement shall be deemed to be an optional prepayment thereunder and, therefore, the provisions of this Section 8.1 shall apply thereto.

8.2.    OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

               The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes in an amount not less than $5,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid and accrued interest thereon, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount; provided that the date fixed for prepayment shall be a Business Day. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.    ALLOCATION OF PARTIAL PREPAYMENTS.

               In the case of each partial prepayment of any Series of Notes pursuant to Section 8.1, the principal amount of each Series of Notes to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of all Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.    MATURITY; SURRENDER, ETC.

               In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall, at the request of the Company, be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.    PURCHASE OF NOTES.

               The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.    MAKE-WHOLE AMOUNT.

               The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

               "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or 8.2 or has become or is declared to be immediately due and payable pursuant to
        Section 12.1, as the context requires.

               "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

               "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" or other applicable "PX" page of the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 or such other page on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
        (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

               "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1, 8.2 or 12.1.

               "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.      AFFIRMATIVE COVENANTS OF THE COMPANY.

               The Company covenants that so long as any of the Notes are outstanding:

9.1.    COMPLIANCE WITH LAW.

               The Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.    PAYMENT OF TAXES AND CLAIMS.

               The Company will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that the Company need not pay any such tax or assessment or claims if
(i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.3.    CORPORATE EXISTENCE, ETC.

               Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its existence as a limited liability company.

10.     NEGATIVE COVENANTS OF THE COMPANY.

               The Company covenants that so long as any of the Notes are outstanding:

10.1.   TRANSACTIONS WITH AFFILIATES.

               The Company will not enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except (i) in the ordinary course and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate and (ii) the distribution or the lending of the proceeds of the Notes to the Guarantor on or about the date of the Closing.

10.2.   MERGERS, CONSOLIDATIONS, ETC.

               The Company will not consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets to any Person, provided that the Company may merge with another Wholly-Owned Subsidiary of the Guarantor so long as such other Wholly-Owned Subsidiary shall be in compliance with this Section 10 after giving effect to such merger.

10.3.   LIMITATION ON LIENS.

               The Company will not directly or indirectly create, assume, incur or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, the Simpson Notes) of the Company, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except for:

               (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.2; and

               (b) the Lien in favor of the Collateral Agent created by the Pledge Agreement.

10.4.   TRANSFER OF SIMPSON NOTES.

               Except as permitted by Section 10.3(b), the Company will not Transfer the Simpson Notes.

10.5.   BUSINESS ACTIVITIES.

               The Company will not engage in any business activities other than the ownership of the Simpson Notes and matters incidental thereto.

10.6.   INDEBTEDNESS.

               The Company will not, directly or indirectly, create, incur, assume, guaranty or otherwise become or remain liable with respect to any Indebtedness other than the Notes.

10.7.   SUBSIDIARIES; STRUCTURE.

               The Company will not form or own any Subsidiaries. The Company shall at all times remain a direct or indirect Wholly-Owned Subsidiary of the Guarantor.

11.     EVENTS OF DEFAULT.

               An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

               (a) the Company defaults in the payment of any principal or the Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

               (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

               (c) the Company defaults in the performance of or compliance with any term contained in Section 10 of this Agreement or Sections 7(a), 7(b) or 7(c) of the Pledge Agreement; or

               (d) the Guarantor or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or any term contained in any Collateral Document (other than those referred to in paragraph (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Guarantor or the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
        Section 11); or

               (e) any representation or warranty made in writing by or on behalf of the Guarantor or the Company or by any officer of the Guarantor or the Company in this Agreement or any Collateral Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made or the obligations of the Guarantor set forth in Section 22 for any reason (other than payment in full of all obligations under this Agreement, the Collateral Documents and the Notes) shall cease to be in full force and effect or shall be declared in whole or in part to be void or unenforceable; or

               (f) (i) the Guarantor or any of its Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, (ii) the Guarantor or any of its Subsidiaries is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Guarantor or any of its Subsidiaries has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have the right to require the Guarantor or any of its Subsidiaries so to purchase or repay such Indebtedness; or

               (g) the Guarantor or the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
        (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

               (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Guarantor or the Company, as applicable, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Guarantor or the Company, as applicable, or any such petition shall be filed against the Guarantor the Company, as applicable, and such petition shall not be dismissed within 60 days; or

               (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

               (j) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against the Guarantor and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided that if a final judgment by its terms provides that amounts shall be paid more than 60 days after entry thereof, then the entry thereof shall not constitute an "Event of Default" hereunder unless and until the Guarantor fails to pay any amounts required to be paid by the Guarantor in accordance to the terms of such judgment for 60 days; or

               (k) (x) any "Event of Default" (as such term is defined in the Simpson Note Agreement) shall have occurred and be continuing for longer than 21 days after the last day of any applicable grace period provided in the Simpson Note Agreement and (y) the holders of more than 51% in principal amount of the Notes at the time outstanding shall have delivered written notice to the Company that such "Event of Default" under the Simpson Note Agreement is an Event of Default under this Agreement; or

               (l) the Pledge Agreement shall for any reason cease to create a perfected security interest in the Pledged Collateral (as defined in the Pledge Agreement) or such security interest shall for any reason fail to have priority over any other security interest that may be created under the New York Uniform Commercial Code; or

               (m) the Parent Guaranty shall, for any reason, cease to be enforceable against the Guarantor or any successor thereto or the Parent Guaranty shall be revoked or shall, for any reason, cease to be in full force and effect or the enforceability of the Parent Guaranty shall be challenged or contested in any judicial proceeding or the Guarantor shall deny that it has any liability under the Parent Guaranty.

12.     REMEDIES ON DEFAULT, ETC.

12.1.   ACCELERATION.

               (a) If an Event of Default  described in paragraph  (g) or (h) of
Section 11 (other than an Event of Default  described in clause (i) of paragraph
(g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all of the Notes then outstanding to be immediately due and payable.

               (c) If any Event of Default  described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all of the Notes held by it or them to be immediately due and payable.

               Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each of the Company and the Guarantor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

 12.2.  OTHER REMEDIES.

               If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any Collateral Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.   RESCISSION.

               At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.   NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

               No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, by any Collateral Document or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this
Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.     REGISTRATION;  EXCHANGE AND  RESTRICTIONS  ON TRANSFER;  SUBSTITUTION OF
        NOTES.

13.1.   REGISTRATION OF NOTES.

               The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.   TRANSFER AND EXCHANGE OF NOTES.

               (a) No holder of Notes shall sell, transfer, assign or otherwise dispose of the Notes held by it, or any interest in the Notes held by it, without the prior written consent of SIC, which consent may be withheld only if the prospective purchaser, transferee or assignee, or an Affiliate thereof, is, in the reasonable judgment of SIC, a business competitor of SIC and its Restricted Subsidiaries (as such term is defined in the Simpson Note Agreement) (provided that SIC shall have promptly advised such holder of Notes whether such proposed purchaser, transferee or assignee is, in the reasonable judgment of SIC, such a competitor); provided that the consent of SIC to any such sale, transfer, assignment or other disposition shall not be required if the prospective purchaser, transferee or assignee is a Qualified Institutional Buyer (as such term is defined in Rule 144A). Each party hereto acknowledges and agrees that SIC and STC are intended third party beneficiaries of the provisions contained in this Section 13.2(a). Notwithstanding anything contained in Section
17.1 to the contrary, this Section 13.2(a) shall not be amended, terminated, supplemented or modified in any way without the prior written consent of SIC.

               (b) Subject to Section 13.2(a), upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, Exhibit 1-B, Exhibit 1-C, Exhibit 1-D, Exhibit 1-E,
Exhibit 1-F, Exhibit 1-G or Exhibit 1-H, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any permitted transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.2 and Section 6.3 and to have become a party to the Intercreditor Agreement; provided that the Company shall not be required to effect such transfer if the Company is legally unable to deliver the certificate described in the last paragraph of Section 6.2.

13.3.   REPLACEMENT OF NOTES.

               Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least the greater of (i) three times the principal amount of the Notes owned by such holder and (ii) $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,


the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.     PAYMENTS ON NOTES.

14.1.   PLACE OF PAYMENT.

               Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in the State of New York at the principal corporate trust office of the Paying Agent in such jurisdiction. The Paying Agent may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Paying Agent in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.   HOME OFFICE PAYMENT.

               So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company, through the Paying Agent, will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company and the Paying Agent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Paying Agent pursuant to
Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any successor Collateral Agent and to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.     EXPENSES, ETC.

15.1.   TRANSACTION EXPENSES.

               Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of the special counsel referred to in Section 4.4 and, if reasonably required and with prior notice to the Company, local or other counsel) incurred by you, the Collateral Agent and each holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Collateral Documents or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Collateral Documents or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Collateral Documents or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Guarantor or the Company or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Collateral Documents and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.   SURVIVAL.

               The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Collateral Documents or the Notes, and the termination of this Agreement.

16.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

               All representations and warranties contained herein and in the Collateral Documents, and in any amendment hereto or thereto, shall survive the execution and delivery of this Agreement, the Collateral Documents and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor or the Company pursuant to this Agreement shall be deemed representations and warranties of the Guarantor or the Company, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Collateral Documents embody the entire agreement and understanding among you, the Guarantor and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.     AMENDMENT AND WAIVER.

17.1.   REQUIREMENTS.

               Subject to the last sentence of Section 13.2(a), this Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor, the Company and holders of 51% of the principal amount of the Notes then outstanding (exclusive of Notes then owned by the Company or any of its Affiliates), except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 and 22.

17.2. SOLICITATION OF HOLDERS OF NOTES.

               (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

               (b) Payment. The Guarantor and the Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.   BINDING EFFECT, ETC.

               Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Guarantor and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor or the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. NOTES HELD BY COMPANY, GUARANTOR, ETC.

               Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor, the Company or any of their Affiliates shall be deemed not to be outstanding.

18.     NOTICES.

               All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company or to the Guarantor, at the address set forth on the first page of this Agreement to the attention of the Chief Financial Officer, or at such other address as the Company or the Guarantor, as the case may be, shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.     REPRODUCTION OF DOCUMENTS.

               This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each of the Guarantor and the Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Guarantor or the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.     CONFIDENTIAL INFORMATION.

               For the purposes of this Section 20,  "CONFIDENTIAL  INFORMATION"
means information delivered to you by or on behalf of the Guarantor, the Company, STC or SIC in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Simpson Note Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Guarantor, the Company, STC or SIC, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Guarantor, the Company, STC or SIC, as the case may be, or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Guarantor or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. In accordance with the provisions of this Section 20, you agree that, if you have an Affiliate that is a business competitor of SIC or STC, you shall not furnish any such Affiliate with, or provide access to any such Affiliate to, any Confidential Information. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Guarantor, the Company, SIC or STC in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company, the Guarantor, STC or SIC, as the case may be, embodying the provisions of this Section 20.

21.     SUBSTITUTION OF PURCHASER.

               You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.     PARENT GUARANTY; PAYMENT OF EXPENSES, ETC.

               (a) The Guarantor hereby unconditionally and irrevocably guarantees to the holders of the Notes, acting through the Collateral Agent for their ratable benefit, as primary obligor and not merely as a surety, subject to the limitations contained in Section 22(c) below, the prompt payment when due of all sums stated in this Agreement, the Collateral Documents or in the Notes (all of said instruments being herein collectively called the "OPERATIVE Instruments") to be payable (including, without limitation, amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)) including, without limitation, the principal of, the interest, any Make-Whole Amount, any additional amounts and any premium on, the Notes (including, without limitation, increases in the amount of principal and interest rates), and all other obligations and liabilities of the Company under the Operative Instruments, in accordance with the provisions of the Operative Instruments, whether at maturity, or as a prepayment or by acceleration or otherwise, all at the time and place and in the amount and manner prescribed in, and otherwise in accordance with, the applicable Operative Instrument and all other obligations, indebtedness or liabilities now or hereafter incurred by the Company to the Collateral Agent or to the holder of any of the Notes pursuant to any waiver, modification, amendment or change of any provision of any of the Operative Instruments in accordance with the terms of the applicable waiver, modification, amendment or change.

               (b) This is an unconditional and absolute guaranty of payment and not a guaranty of collection, and if for any reason any amount payable under or in connection with any Operative Instrument shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to pay forthwith, subject to the limitations set forth in Section 22(c), each such amount to the person entitled to receive the same, free and clear of any defense or set-off or counterclaim which the Company or the Guarantor or any other person may have or assert and regardless of whether or not the holder of any of the Notes or anyone acting on behalf of such holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Company or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of any Operative Instrument or at law or in equity, and regardless of any other condition or contingency.

               (c) Notwithstanding anything in Sections 22(a) and (b) to the contrary, the Guarantor's maximum liability pursuant to the Parent Guaranty shall not exceed the amount which is equal to (i) 10.0% of the aggregate principal amount of the Notes outstanding at the time demand for payment under the Parent Guaranty is first made by the Collateral Agent or any holder of Notes in accordance with the terms of the Collateral Agency Agreement, plus (ii) the costs and expenses set forth in Section 22(j). The limitation contained in this
Section 22(c) shall not affect: (A) the ability of the Collateral Agent and the holders of the Notes to make multiple demands for payment under the Parent Guaranty so long as the maximum amount of the Parent Guaranty (as limited by this Section 22(c)) has not then been utilized, or (B) the Guarantor's direct obligations pursuant to Section 22(j).

               (d) The Guarantor hereby unconditionally: (i) waives any requirement that, in the event of any default by the Company, the Collateral Agent or the holder of any Note first make demand upon, or seek to enforce remedies against, the Company (under the Agreement, the Notes, the Collateral Documents or otherwise) or any other person before demanding payment under or seeking to enforce the Parent Guaranty; (ii) covenants that the Parent Guaranty will not be discharged except by complete performance of all obligations contained in every Operative Instrument or as otherwise expressly agreed to in writing by each holder of the Notes, subject to the limitations set forth in Section 22(c); (iii) agrees that the Parent Guaranty shall remain in full force and effect without regard to, and shall not be released, affected or impaired, without limitation, by, any invalidity, irregularity or unenforceability in whole or in part of any Operative Instrument or any limitation on the liability of the Company thereunder, or any impossibility or illegality of performance on the part of the Company under any of the Operative Instruments or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever and (iv) waives diligence, presentment and protest with respect to, and any notice of default in the payment of any amount at any time payable by the Company under or in connection with, any Operative Instrument. The Guarantor acknowledges its own responsibility to keep itself informed of the financial condition of the Company, STC and SIC, and of all other circumstances bearing upon the risk of nonpayment of such obligations or any part thereof, that diligent inquiry would reveal. The Guarantor agrees that no holder of any of the Notes shall have any duty to advise the Guarantor of information regarding such condition or any such circumstance.

               (e) The obligations, covenants, agreements and duties of the Guarantor under the Parent Guaranty shall not be released, affected or impaired by any assignment or transfer, in whole or in part, of any Operative Instrument, although made without notice to or the consent of the Guarantor, or any waiver or consent by the Collateral Agent or the holder of any Note to the amendment or modification of any provision of the Notes or any of the Operative Instruments, or by any Person, of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in any Operative Instrument, or any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with any Operative
Instrument or of the time for performance by the Company of any other obligations under or arising out of any Operative Instrument or the extension or renewal thereof, or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in any Operative Instrument, or the voluntary or involuntary liquidation, administration, sale or other disposition of all or substantially all of the assets of the Company or the Guarantor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceeding, affecting the Company or the Guarantor or any assets of the Company or the Guarantor, or the release of any property from any security for any Note, or the impairment of any such property or security, or the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any Operative Instrument by operation of law, or the merger or consolidation of the Company or the Guarantor, or any other cause, whether similar or dissimilar to the foregoing. The Guarantor agrees that no holder of any of the Notes shall be under any obligation to marshall any assets in favor of the Guarantor or otherwise in connection with obtaining payment of any or all of the obligations under the Operative Instruments from any Person or source.

               (f) If the Guarantor shall be required to make any payments on account of any Note or otherwise in accordance with any Operative Instrument and pursuant to the Parent

Guaranty, the Guarantor shall (subject to the prior indefeasible payment in full in cash of all principal, interest and Make-Whole Amount, if any, due on all the Notes and all amounts payable under the Operative Instruments) be subrogated to the rights of the holder of such Note to receive payments or distributions of assets of the Company payable or distributable to such holder until the Guarantor shall have been repaid in full.

               (g) If at any time any payment received by the Collateral Agent or any holder of any of the Notes under any Operative Instrument is required to be repaid by the Collateral Agent or such holder, the obligations, covenants, agreements and duties of the Guarantor under the Parent Guaranty shall be reinstated as if such payment had not been made.

               (h) The obligations of the Guarantor under the Parent Guaranty are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder. No failure on the part of the holder of any of the Notes to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or by any of the Operative Instruments. The Parent Guaranty is a continuing guaranty and shall (i) subject to the limitations set forth in Section 22(c), remain in full force and effect until indefeasible payment in full in cash of all the obligations under the Operative Instruments and all other amounts payable under this Parent Guaranty, (ii) be binding upon the Guarantor, its successors and assigns including, without limitation, a receiver, trustee or debtor-in-possession of or for the Guarantor, and (iii) inure to the benefit of and be enforceable by the Collateral Agent and each holder of any of the Notes and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the holder of any of the Notes may assign or otherwise transfer any Note to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such holder herein or otherwise with respect to such Note so transferred or assigned.

               (i) The Parent Guaranty constitutes a general unsecured obligation of the Guarantor and ranks pari passu with all other unsecured senior indebtedness of the Guarantor, and is senior in right of payment and rights upon liquidation with respect to any debt or other obligation of the Guarantor that is expressly or by applicable law subordinate to the Parent Guaranty.

               (j) In addition to performance of its obligations under the Parent Guaranty, (i) the Guarantor will, promptly after demand, pay to the Collateral Agent and to each holder of any of the Notes the costs and expenses incurred in connection with enforcing the rights of the Collateral Agent and such holder against the Guarantor following any default in the due performance or observance of any agreement, covenant or condition on the part of the Company to be performed or observed under any of the Operative Instruments, including, without limitation, the fees and expenses of counsel and including any fees and expenses incurred in any insolvency or bankruptcy case or proceeding; and (ii) the Guarantor will, promptly after demand, pay all costs and expenses referred to in Section 15.1 of this Agreement (other than any such costs and expenses which are also payable pursuant to Section 15.1 of the Simpson Note Agreement, provided that the limitation in this parenthetical shall not affect the Guarantor's obligations to pay such costs and expenses to the extent such costs and expenses are covered by the Parent Guaranty and Section 22(c)(i)) to the extent such costs and expenses have not been promptly paid by the Company.

               (k) The Guarantor hereby certifies and warrants that all acts, conditions, and things required to be done and performed and to have happened precedent to the execution, delivery and performance of its obligations under this Agreement, and to constitute the same the legal, valid, and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or similar laws, have been done and performed and have happened in due and strict compliance with all applicable laws.

23.     MISCELLANEOUS.

23.1.   SUCCESSORS AND ASSIGNS.

               All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.   PAYMENTS DUE ON NON-BUSINESS DAYS.

               Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

23.3.   SEVERABILITY.

               Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4.   CONSTRUCTION.

               Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5.   COUNTERPARTS.

               This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6.   GOVERNING LAW.

               This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                  [Remainder of page intentionally Left blank.]

               If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Guarantor, whereupon the foregoing shall become a binding agreement among you, the Guarantor and the Company.

                                  Very truly yours,

                                  L-P SPV2, LLC



                                  By      /s/ Curtis M. Stevens
                                  Name:   Curtis M. Stevens
                                  Title:  Treasurer


                                  LOUISIANA-PACIFIC CORPORATION



                                  By      /s/ Curtis M. Stevens
                                  Name:   Curtis M. Stevens
                                  Title:  Vice President, Treasurer and
                                            Chief Financial Officer

                                                                      SCHEDULE B
                                                                      ----------


                                  DEFINED TERMS
                                  -------------

               As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

               "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time: (i) directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) beneficially owns or holds, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person, (iii) is a corporation of which 10% or more of the voting stock is beneficially owned or held, in the aggregate, directly or indirectly, by the Guarantor, or (iv) any senior officer or director of such first Person. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Guarantor.

               "BUSINESS DAY" means (i) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (ii) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Seattle, Washington, Portland, Oregon or New York, New York are required or authorized to be closed.

               "CAPITALIZED LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

               "CLOSING" is defined in Section 3.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

               "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency and Paying Agency Agreement dated as of even date herewith among the Company, the Collateral Agent, you and each Other Purchaser substantially in the form of Exhibit A to this Agreement, as the same may be amended from time to time.

               "COLLATERAL AGENT" means The Bank of New York, acting in its capacity as collateral agent under the Collateral Agency Agreement, together with its successors and assigns.

               "COLLATERAL   DOCUMENTS"  means  the  Pledge  Agreement  and  the
Collateral Agency Agreement.

               "COMPANY" means L-P SPV2, LLC, a Delaware limited liability company.

               "CONFIDENTIAL INFORMATION"  is defined in Section 20.

                                  Schedule B-1

               "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

               "DEFAULT RATE" means that rate of interest that is the greater of
(i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by Bank of America National Trust and Savings Association in San Francisco, California as its "base" or "prime" rate.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

               "EVENT OF DEFAULT" is defined in Section 11.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

               "GOVERNMENTAL AUTHORITY"  means

               (a) the government of

                       (i) the  United  States of  America or any State or other
               political subdivision thereof, or

                       (ii) any jurisdiction in which the Guarantor, the Company
               or any other Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor, the Company or any other Subsidiary, or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

               "GUARANTEE" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

               (a) to purchase such indebtedness or obligation or any property constituting security therefor;

               (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                                  Schedule B-2

               (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.


In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

               "GUARANTOR"  means  Louisiana-Pacific   Corporation,  a  Delaware
corporation.

               "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

               "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

               (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

               (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Leases;

               (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

               (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

               (f) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.


Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

               "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5.0% of the aggregate principal amount of any Series of the

                                  Schedule B-3

Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

               "INVESTMENT  COMPANY  ACT" means the  Investment  Company  Act of
1940,  as  amended,   together  with  the  rules  and  regulations   promulgated
thereunder.

               "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

               "L-P  REDWOOD"  means  L-P  Redwood,   LLC,  a  Delaware  limited
liability company and a Wholly-Owned Subsidiary of the Guarantor.

               "LP TIMBERLANDS PURCHASE AGREEMENT" means the Purchase Agreement dated as of May 1, 1998 among the Guarantor, L-P Redwood, Louisiana-Pacific Samoa, Inc., an Oregon corporation, LPS Corporation, an Oregon corporation, SIC and STC.

               "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

               "MATERIAL"   means   material  in   relation  to  the   business,
operations, affairs, financial condition, assets, properties or prospects of the Guarantor and its Subsidiaries taken as a whole.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Collateral
Documents and the Notes, (c) the ability of the Guarantor to perform its obligations under this Agreement, or (d) the validity or enforceability of this Agreement, the Collateral Documents or the Notes.

               "MEMORANDUM" is defined in Section 5.3.

               "MOST RECENT ANNUAL REPORT" is defined in Section 5.5.

               "MOST RECENT QUARTERLY REPORT" is defined in Section 5.5.

               "NOTES" is defined in Section 1.

               "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Guarantor or the Company, as the case may be, whose responsibilities extend to the subject matter of such certificate.

               "OTHER AGREEMENTS" is defined in Section 2.


                                  Schedule B-4

               "PAYING AGENT" means The Bank of New York, acting in its capacity as paying agent under the Collateral Agency Agreement, together with its successors and assigns.

               "PARENT GUARANTY" means the obligations of the Guarantor pursuant to Sections 22(a) and (b).

               "PERSON" means an individual,  partnership,  corporation, limited
liability  company,  association,   trust,  unincorporated  organization,  or  a
government or agency or political subdivision thereof.

               "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor or any ERISA Affiliate or with respect to which the Guarantor or any ERISA Affiliate may have any liability.

               "PLEDGE AGREEMENT" means the Pledge Agreement dated as of even date herewith between the Company and the Collateral Agent substantially in the form of Exhibit B to this Agreement, as the same may be amended from time to time.

               "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

               "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

               "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

               "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Guarantor or the Company, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

               "RULE 144A" means Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act, as the same may be amended from time to time.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

               "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Guarantor.

               "SIC" means Simpson Investment Company, a Washington corporation.

               "SIMPSON GUARANTY" means the Guaranty dated of even date herewith executed by SIC in favor of L-P Redwood.


                                  Schedule B-5

               "SIMPSON NOTE AGREEMENT" means the Note Agreement dated of even date herewith among STC, SIC and L-P Redwood.

               "SIMPSON NOTE ASSIGNMENT" means that certain Assignment Agreement dated of even date herewith substantially in the form of Exhibit C to this Agreement pursuant to which L-P Redwood assigned the Simpson Notes and its rights under the Simpson Note Agreement and the Simpson Guaranty to the Company.

               "SIMPSON NOTE DOCUMENTS" means the Simpson Note Agreement, the Simpson Guaranty, the Simpson Note Assignment and the Simpson Notes, and any other related documents.

               "SIMPSON NOTES" means the senior notes in the aggregate principal amount of $353,943,196.00 issued by STC to L-P Redwood pursuant to the Simpson Note Agreement and assigned to the Company pursuant to the Simpson Note Assignment.

               "STC" means Simpson Timber Company, a Washington corporation and a wholly-owned subsidiary of SIC.

               "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Guarantor.

               "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property.

               "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Guarantor and the Guarantor's other Wholly-Owned Subsidiaries at such time.

                                  Schedule B-6